CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Management and Organization” and “Financial Highlights” in the Prospectus and “Counsel and Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, each dated April 30, 2026, and each included in this Post-Effective Amendment No. 336 on the Registration Statement (Form N-1A, File No. 333-57793) of SPDR® Series Trust (the “Registration Statement”).

We also consent to the incorporation by reference of our reports, dated February 25, 2026, with respect to State Street® SPDR® Bloomberg Emerging Markets Local Bond ETF (formerly, SPDR Bloomberg Emerging Markets Local Bond ETF), State Street® SPDR® Bloomberg International Corporate Bond ETF (formerly, SPDR Bloomberg International Corporate Bond ETF), State Street® SPDR® Bloomberg International Treasury Bond ETF (formerly, SPDR Bloomberg International Treasury Bond ETF), State Street® SPDR® Bloomberg Short Term International Treasury Bond ETF (formerly, SPDR Bloomberg Short Term International Treasury Bond ETF), State Street® SPDR® FTSE International Government Inflation-Protected Bond ETF (formerly, SPDR FTSE International Government Inflation-Protected Bond ETF), and State Street® SPDR® S&P® Leveraged Loan ETF(formerly, State Street SPDR S&P Leveraged Loan ETF) (collectively, the “Funds”) (six of the funds constituting SPDR® Series Trust) included in the Annual Reports to Shareholders (Form N-CSR) for the year ended December 31, 2025, into this Registration Statement filed with the Securities and Exchange Commission.

Boston, Massachusetts

April 24, 2026